Exhibit 99.1
Cambium Learning Group, Inc. Announces 2010 Year End Earnings
Dallas, March 3, 2011-Cambium Learning Group, Inc. [Nasdaq: ABCD, the “Company”], a leading provider of research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services, today announced financial results for the year ended December 31, 2010. The Company will hold a conference call today, at 5:00 p.m. Eastern Time.
2010 Financial Summary
•	Adjusted net revenues of $194 million for the year ended December 31, 2010 were down 3% versus $201 million in 2009. Adjusted net revenues by business unit and change from prior year were as follows:
•	Voyager: $122.7 million, down 6%

•	Cambium Learning Technologies: $46.8 million, up 4%

•	Sopris: $24.7 million, down 2%
•
Fourth quarter adjusted net revenues were strong, increasing 13% in 2010 compared to 2009, which narrowed the decline experienced by the Company in the first three quarters. The growth in the fourth quarter was fueled in part by a few large ARRA stimulus funded transactions.

•	Year-to-date adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) were $55 million versus $51 million in 2009, an increase of 8%.

•	The Company achieved merger related synergy savings and variable cost savings relative to the prior year that led to increased earnings even though revenue declined.
Ron Klausner, Chief Executive Officer, noted, “While 2010 was a tumultuous year for state and local funding for education, I was pleased with our overall performance, ability to complete the integration, achieve adjusted EBITDA growth and make investments for future growth.”
Business Summary
•
The Company completed the integration resulting from the merger of Voyager Learning Company in December 2009. Integration was completed on budget with onetime costs of $7 million and the planned $10 million cost synergies were realized.

•	The Company increased spending by approximately $4 million in the Sopris and Cambium Learning Technologies business units, making an investment in planned growth for these units.
•
The Company invested over $20 million in product development in 2010, including substantial upgrades to VPORT®, its student data management system, the launch of the DIBELS® Next early reading assessment tool and the development of the new REFLEX product for teaching math fluency.

•
In February 2011, the Company closed on a bond offering for $175 million with a maturity of 2017 carrying an interest rate of 9.75%. The majority of the proceeds were used to pay off the existing debt and pay related fees, with the remaining net proceeds to be used for general corporate purposes. The bond offering and related asset backed revolving loan aligns the Company’s capital structure with the long term business objectives.

Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted net revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net revenues provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, including the late 2009 acquisition of Voyager Learning Company, and provide investors with a view of the combined Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net revenues exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.
Investor Conference Call
The Company will provide additional commentary and more detailed results on today’s conference call. To listen to the Company’s conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Thursday, March 3, 2011. The call will be recorded and archived until Thursday, April 7, 2011, and can be replayed by calling (877) 344-7529 and entering ID# 448276. The conference call will also be Webcast and available on the Company’s Website at www.cambiumlearninggroup.com.
About Cambium Learning Group, Inc.
Cambium Learning Group, Inc. (NASDAQ:ABCD) is based in Dallas, Texas, and operates three business units: Voyager, a comprehensive intervention business; Sopris, a supplemental solutions business; and Cambium Learning Technologies, which includes ExploreLearning, IntelliTools, Kurzweil and Learning A-Z. Through its core divisions, Cambium Learning Group, Inc. provides research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services primarily focused on serving the needs of the nation’s most challenged learners and enabling students to realize their full potential. The company’s website is www.cambiumlearninggroup.com.
Media and Investor Contact:
Shannan Overbeck
Cambium Learning Group, Inc.
214.932.9476
shannan.overbeck@cambiumlearning.com

Forward Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
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Cambium Learning Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Years Ended December 31,
	2010	2009	2008
	(Unaudited)
Net revenues:
Product revenues	$160,778	$90,385	$89,207
Service revenues	20,482	10,663	10,524

Total net revenues	181,260	101,048	99,731

Cost of revenues:
Cost of product revenues	41,583	19,591	20,246
Cost of service revenues	18,308	7,257	7,463
Amortization expense	28,511	17,527	15,966

Total cost of revenues	88,402	44,375	43,675

Research and development expense	10,558	5,611	6,416
Sales and marketing expense	45,987	23,368	24,600
General and administrative expense	23,857	30,519	16,156
Shipping and handling costs	3,570	1,512	2,348
Depreciation and amortization expense	9,154	9,723	11,453
Goodwill impairment	—	9,105	75,966
Embezzlement and related expense (recoveries)	(353)	129	7,254

Total costs and expenses	181,175	124,342	187,868

Income (loss) before interest, other income (expense) and income taxes	85	(23,294)	(88,137)

Net interest income (expense):
Interest income	19	10	86
Interest expense	(17,311)	(19,487)	(18,520)

Net interest income (expense)	(17,292)	(19,477)	(18,434)

Gain from settlement with previous stockholders	—	—	30,202
Loss on extinguishment of debt	—	—	(5,632)
Other income (expense), net	674	(698)	(981)

Loss before income taxes	(16,533)	(43,469)	(82,982)

Income tax benefit	583	7,704	13,422

Net loss	$(15,950)	$(35,765)	$(69,560)

Net loss per common share:
Basic net loss per common share	$(0.36)	$(1.63)	$(3.39)
Diluted net loss per common share	$(0.36)	$(1.63)	$(3.39)
Average number of common shares and equivalents outstanding:
Basic	44,322	21,994	20,493
Diluted	44,322	21,994	20,493

Cambium Learning Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share data)

	As of December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,831	$13,345
Accounts receivable, net	31,627	19,127
Inventory	22,015	19,812
Deferred tax assets	3,703	6,267
Restricted assets, current	3,064	9,755
Other current assets	3,937	6,010

Total current assets	76,177	74,316

Property, equipment and software at cost	32,944	24,951
Accumulated depreciation and amortization	(7,838)	(4,294)

Net property, equipment and software	25,106	20,657

Goodwill	151,915	151,915
Acquired curriculum and technology intangibles, net	33,063	44,695
Acquired publishing rights, net	38,707	52,312
Other intangible assets, net	22,132	28,133
Pre-publication costs, net	7,834	5,464
Restricted assets, less current portion	12,641	14,930
Other assets	15,487	1,419

Total assets	$383,062	$393,841

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable — line of credit	$—	$5,000
Current portion of long-term debt	1,280	1,280
Current portion of capital lease obligations	378	443
Accounts payable	6,465	2,308
Contingent value rights, current	1,623	3,950
Accrued expenses	22,888	23,920
Deferred revenue, current	34,140	21,465

Total current liabilities	66,774	58,366

Long-term liabilities:
Long-term debt, less current portion	150,850	150,487
Capital lease obligations, less current portion	12,317	12,695
Deferred revenue, less current portion	3,416	2,716
Contingent value rights, less current portion	5,746	5,649
Other liabilities	19,947	24,156

Total long-term liabilities	192,276	195,703

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at December 31, 2010 and 2009)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 43,869 and 43,859 shares issued and outstanding at December 31, 2010 and 2009)	44	44
Capital surplus	259,887	258,789
Accumulated deficit	(135,218)	(119,268)
Other comprehensive income (loss):
Pension and postretirement plans	(702)	206
Net unrealized gain on securities	1	1

Accumulated other comprehensive income (loss)	(701)	207

Total stockholders’ equity	124,012	139,772

Total liabilities and stockholders’ equity	$383,062	$393,841

Reconciliation Between Net Revenues to Adjusted Net Revenues and Between Net Income (Loss) and Adjusted EBITDA for the Three Months Ended December 31, 2010

		VLCY
		Pre-Merger
		Results	Pro Forma	Pro Forma	Cambium
	Cambium	(69 days)	Adjustments	Combined	Learning Group
	Q4 2009				Q4 2010
	(In thousands)
	(Unaudited)

Total net revenues	$23,306	$19,144	$566	$43,016	$48,530
Non-recurring and non-operational costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	1,392	—	(566)	826	825

Adjusted net revenues	$24,698	$19,144	$—	$43,842	$49,355

Net income (loss)	$(19,455)	$(1,945)	$14,248	$(7,152)	$1,721
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization	7,640	3,696	(1,443)	9,893	9,560
Net interest expense	4,943	17	18	4,978	3,832
Other (income) expense	339	(2,325)	—	(1,986)	(498)
Income tax	(2,661)	(109)	2,770	—	(694)

Income (loss) from operations before interest and other income (expense), income taxes, and depreciation and amortization (EBITDA)	(9,194)	(666)	15,593	5,733	$13,921

Non-recurring and non-operational costs included in EBITDA but excluded from Adjusted EBITDA:
Transaction costs	11,704	3,791	(15,495)	—	—
Integration and merger-related costs	1,531	50	92	1,673	457
Legacy VLCY corporate	57	105	—	162	133
Stock-based compensation expense	37	(41)	111	107	307
Embezzlement and related expenses (recoveries)	324	—	—	324	(404)
Adjustments related to purchase accounting	1,136	—	(301)	835	730
Adjustments to CVR liability	—	—	—	—	(1,224)

Adjusted EBITDA	$5,595	$3,239	$—	8,834$	$13,920

Reconciliation Between Net Revenues to Adjusted Net Revenues and Between Net Loss and Adjusted EBITDA for the Years Ended December 31, 2009 and 2010

		VLCY
		Pre-Merger
		Results	Pro Forma	Pro Forma	Cambium
	Cambium	(342 days)	Adjustments	Combined	Learning Group
	2009				2010
	(In thousands)
	(Unaudited)

Total net revenues	$101,048	$98,728	$(11,565)	$188,211	$181,260
Non-recurring and non-operational costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	1,392	—	11,565	12,957	12,937

Adjusted net revenues	$102,440	$98,728	$—	$201,168	$194,197

Net loss	$(35,765)	$(34,375)	$8,870	$(61,270)	$(15,950)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	27,250	18,301	(5,772)	39,779	37,665
Net interest expense	19,477	558	71	20,106	17,292
Other (income) expense	698	(3,279)	—	(2,581)	(674)
Income tax	(7,704)	(190)	7,894	—	(583)

Income (loss) from operations before interest and other income (expense), income taxes, and depreciation and amortization (EBITDA)	3,956	(18,985)	11,063	(3,966)	37,750

Non-recurring and non-operational costs included in EBITDA but excluded from Adjusted EBITDA:
Transaction costs	13,570	9,937	(23,507)	—	—
Integration and merger-related costs	2,133	120	1,864	4,117	5,963
Legacy VLCY corporate	57	2,247	—	2,304	968
Stock-based compensation expense	37	179	552	768	1,085
Embezzlement and related expenses (recoveries)	129	—	—	129	(353)
Adjustments related to purchase accounting	1,136	—	10,028	11,164	10,748
Goodwill impairment	9,105	27,175	—	36,280	—
Adjustments to CVR liability	—	—	—	—	(1,124)

Adjusted EBITDA	$30,123	$20,673	$—	$50,796	$55,037